UNITED STATES
SECURITES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  January 25, 2005

AirTran Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  1-15991

NV	58-2189551
(State or Other Jurisdiction Of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

9955 AirTran Blvd.
Orlando, FL 32827
(Address of Principal Executive Offices, Including Zip Code)

(407) 251-5600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 2.02.    Results of Operations and Financial Condition

On January 25, 2005, AirTran Holdings, Inc., the parent company of AirTran Airways, Inc., issued a press release announcing its financial results for the fourth quarter of 2004. The press release is furnished herewith as Exhibit 99.1.

The information furnished in Item 2.02 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Exchange Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 7.01.    Regulation FD Disclosure

On January 25, 2005, members of AirTran Holdings, Inc.'s (the "Company") management conducted a conference call to discuss the Company's financial results for the fourth quarter of 2004. During the call certain information regarding estimates for 2005 was provided and is furnished herewith as Exhibit 99.2 and incorporated herein by reference.

The information furnished in Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Exchange Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits

The following exhibits are furnished with this report:

Exhibit #    Description

---------    -----------
99.1         Press Release announcing financial results for the fourth quarter of 2004.
99.2         Certain information discussed during the fourth quarter conference call.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

AirTran Holdings, Inc.

Date: January 26, 2005	By:	/s/ Stanley J. Gadek
Stanley J. Gadek
Senior Vice President, Finance, Treasurer and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release announcing financial results for the fourth quarter of 2004.
EX-99.2	Certain information discussed during the fourth quarter conference call.